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                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our reports dated March 10, 2008 (March 17, 2008 as discussed in
Note 28) relating to the consolidated financial statements of Suntech Power Holding Co., Ltd. and subsidiaries ("the Company") (which report expresses an unqualified opinion on the financial statements and includes explanatory paragraphs relating to the Company's adoption of new accounting standards) and expresses an unqualified opinion on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 20-F of Suntech Power Holding Co., Ltd. for the year ended December 31, 2007, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte Touche Tohmatsu CPA Ltd.

Deloitte Touche Tohmatsu CPA Ltd.

Shanghai, China

June 12, 2008